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                                                                     EXHIBIT 8.2




                                February 28, 2003



To the Parties Listed
  on Schedule A

           Re:  CDF Financing, L.L.C.
                Registration Statement on Form S-3
                Registration No. 333-84458

Ladies and Gentlemen:

         We have acted as Special State Tax Counsel to CDF Financing L.L.C. (the "Seller") in connection with the Seller's Registration Statement filed on Form S-3 (Registration No. 333-84458) as amended (the "Registration Statement"). You have asked our opinion with respect to certain State tax matters contained in the Prospectus Supplement which is included as part of the Registration Statement.

         In our opinion, the description of the Missouri income tax aspects of the offering contained in the Prospectus Supplement under the headings "Summary
- Tax Matters" and "State and Local Tax Consequences" is an accurate description of certain Missouri tax consequences to the Trust and the holders of the Certificates described therein.

         Our opinion is based on the Statutes of Missouri and rules and regulations promulgated thereunder, and interpretations thereof existing on this date. Our opinion represents judgments concerning complex issues and is not binding upon any taxing authority. No assurance can be given that the Missouri tax treatment described in the Prospectus Supplement will not be challenged, or that any such challenge would not be successful.

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         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to Bryan Cave LLP in the Prospectus Supplement under the headings "Summary - Tax Matters" and "State and Local Tax Consequences."

                                          Very truly yours,

                                          /s/ Bryan Cave LLP

                                          BRYAN CAVE LLP

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                                   Schedule A


GE Commercial Distribution Finance Corporation
655 Maryville Centre Drive
St. Louis, Missouri  63141

CDF Floorplan Receivables, L.P.
(formerly Deutsche Floorplan Receivables, L.P.)
655 Maryville Centre Drive
St. Louis, Missouri  63141


CDF Financing, L.L.C.
665 Maryville Centre Drive
St. Louis, Missouri  63141